CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-233676 on Form S-3 and Registration Statement Nos. 333-212888, 333-183339, 333-166978, 333-151079, 333-135126, and 333-145843 on Form S-8 of our report dated February 25, 2022, relating to the financial statements of Mercury Parent, LLC as of December 31, 2021 and for each of the three years in the period ended December 31, 2021 included as Exhibit 99.1 to the Annual Report on Form 10-K of ModivCare, Inc. for the year ended December 31, 2021. /s/ Deloitte & Touche LLP Phoenix, Arizona February 28, 2022